Exhibit 99.2

                             BERNIE ALDRICH REMARKS
                            RIMG 3Q03 CONFERENCE CALL
================================================================================

o Good afternoon and thanks for taking the time to participate in our third quarter conference call.

o Joining me today is Dave Suden, our chief technology officer, and Rob Wolf, our chief financial officer.

o In keeping with Regulation FD, which prohibits us from providing any guidance or other forward-looking statements unless they are simultaneously released to the public, we have provided financial guidance in our third quarter release.

o Our guidance is subject to a number of risks that could affect our anticipated performance.

o These risks are set forth in our filings with the Securities and Exchange Commission, which we urge you to review.

o Turning now to the subject of this conference call, the third quarter was another solid period for Rimage, as we reported higher sales and earnings on both a year over year and sequential basis.

o Third quarter sales of $13.8 million and earnings of approximately $2.0 million were also consistent with our previously issued guidance for this period.

o Our third quarter results were generated by a very balanced sales effort, with no single customer or market accounting for a disproportionately large share of our third quarter sales.

o Our targeted markets, which include digital photography, medical imaging, banking and finance, and government, accounted for 64% of our third quarter sales total.

o We also benefited from another solid contribution from our European operation, which posted third quarter sales growth of 32% and accounted for 34% of our total sales volume for this period.

o In addition, our third quarter performance was fueled by growing sales of our re-engineered Desktop line of CD/DVD publishers, which are starting to penetrate a variety of lower-volume applications in business office environments.

o The strong growth of the Desktop line is particularly encouraging, since we are still in the process of building a specialized distribution channel for this product.


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o        We believe the outlook for this lower-priced, user-friendly system is very encouraging.

o Finally, we ended the third quarter with an order backlog of approximately $750,000, all of which is scheduled to ship before December 31.

o        Now, I will now discuss several important recent business developments.

o To help determine acceptance by consumers for having their photographs published on CDs, a major national retailer recently started field testing our DiscLab CD publishing equipment in a significant number of its in-store, one-hour photo labs in one of its local markets.

o To support this major retail test, our DiscLab equipment was integrated into the photo-finishing system of a strategic partner that serves this national retailer.

o Consequently, DiscLab functions as the digital output solution for publishing film-based or digital camera pictures on a CD.

o Additional field trials of our equipment are also underway in the retail photo labs of several other national retailers.

o To further strengthen our focus on our targeted markets, we made several key appointments during the third quarter.

o Manny Almeida, formerly an executive with Fuji Photo Film USA, joined Rimage as executive vice president.

o Manny, who had been with Fuji for 23 years, served as vice president and general manager of Fuji's Commercial Imaging division since 1999.

o He previously held the same position for Fuji's Digital Imaging division, where he launched Fuji's consumer digital camera initiative as part of the digital branding strategy that he developed.

o Given his strong industry background, we believe Manny will be instrumental in helping Rimage pursue promising opportunities in the digital photography and medical imaging markets.

o In another key appointment, we hired T. Luke Wigger, who was formerly regional business manager for Kodak's Health Imaging division, as vice president of business development and medical markets.

o Luke held various management positions in sales, marketing and operations during his 15 years with Kodak's Health Imaging Division, which manufactures and markets a wide range of radiography products.


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o        He also previously served as administrative director of radiology for two hospitals.

o We are confident that Luke's extensive and focused background will facilitate our efforts at further penetrating the medical imaging arena, which has been our fastest growing market in recent periods.

o I will conclude my remarks by reviewing the financial guidance included in today's earnings release.

o For the fourth quarter of 2003 ending December 31, we are forecasting earnings of $0.20 to $0.22 per diluted share on revenues of $13.5 million to $14.5 million.

o Fourth quarter results at these levels would lead to full-year 2003 sales of approximately $51.5 to $52.5 million and earnings of $0.74 to $0.76 per diluted share.

o        This would be an excellent outcome for the current year.

o We have remained strongly and consistently profitable throughout an extended period of weak economic conditions, a performance that we believe bodes well for our prospects in a strengthening economy.

o We are very optimistic about our future and continue to believe that Rimage's best years are yet to come.

o Thank you. Now, Rob Wolf will review our third quarter results in some detail.
















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                                ROB WOLF REMARKS
                            RIMG 3Q03 CONFERENCE CALL
================================================================================

o        Thanks, Bernie

o Our business remained on a fairly steady course during the third quarter, meaning that we experienced no real surprises and that certain prior trends continued to have a positive impact on our performance.

o For example, international sales and recurring revenues again made strong contributions to our third quarter results.

o Our top line also benefited from growing sales of the Desktop product line.

o Since our old Desktop product line incorporated a printer that was manufactured by a competitor, we received no recurring revenues on sales of replacement cartridges for that printer.

o Our new Desktop line includes an inkjet printer based on HP technology, and we are now realizing a recurring revenue stream on sales of replacement cartridges for this printer.

o As Desktop sales continue to grow, we would anticipate a further expansion of recurring revenues.

o Reflecting a shift in our third quarter sales mix toward the Desktop line, which carries somewhat lower margins than our Producer line, Rimage's third quarter gross margin was 48%, down from 49% in the year-earlier period and 50% in this year's second quarter.

o R&D expense of $867,000, or 6% of sales, was largely unchanged from last year's third quarter.

o Selling, general and administrative expense increased 12% in the third quarter to $2.8 million, due to investments in sales and marketing programs aimed at strengthening Rimage's penetration of its targeted markets.

o However, as a percentage of sales, SG&A remained unchanged at 20% on a year over year basis but was down from 22% in this year's second quarter.

o Reflecting the impact of the quarter's higher sales volume, our operating margin of 22% was up from 20% in this year's second quarter and unchanged from last year's third quarter.

o Turning now to our balance sheet, cash and investments totaled $43.4 million at September 30, 2003, up from $36.3 million at the end of 2002.



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o        Due to our strong margins and relatively low capital requirements, we continue to generate strong operating cash flows.

o Our strong cash increase was attained despite increased inventories, which rose to $4.1 million at the end of the third quarter from $3.0 million at year-end 2002.

o        A number of factors help explain this increase.

o Most importantly, we elected to increase inventories of Everest printers, which are manufactured in Asia by Alps, to provide us with a cushion in the event of another SARS outbreak as well as in the event of a significant customer order.

o Reflecting our strong emphasis on service and support, we have also increased our parts inventories.

o And relatedly, we have had to increase stocks of printer ribbons and cartridges due to our growing worldwide installed base.

o Given all of these factors, we believe it is unrealistic to expect inventories to return to prior levels in the range of $3.0 million.

o Instead, we believe inventories should trend downward over the next several quarters to the general vicinity of $3.5 million.

o Finally, shareholders' equity rose to $49.4 million at the end of the third quarter, from $42.2 million at year-end 2002.

o That wraps up our formal remarks, and now I will turn the conference call back to the operator, who will poll you for any questions.




















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